EXHIBIT 99.2
                                                                   ------------

          CHESAPEAKE ENERGY CORPORATION ANNOUNCES AGREEMENTS TO ACQUIRE
                $100 MILLION OF PRODUCING PROPERTIES, ADDS TO ITS
            HEDGING POSITIONS AND INCREASES 2004 PRODUCTION FORECAST

            AGREEMENTS WITH FOUR PRIVATE COMPANIES FURTHER STRENGTHEN
              CHESAPEAKE'S POSITIONS IN THE MID-CONTINENT, PERMIAN
                       BASIN AND TEXAS GULF COAST REGIONS

       CHESAPEAKE HEDGES 100% OF PROJECTED OIL AND NATURAL GAS PRODUCTION
        VOLUMES FROM THE ACQUIRED PROPERTIES FOR APRIL 2004-DECEMBER 2005
          AT $33.11 PER BARREL OF OIL AND $5.78 PER MCF OF NATURAL GAS


OKLAHOMA CITY, OKLAHOMA, MARCH 23, 2004 - Chesapeake Energy Corporation (NYSE:CHK) today announced that it has entered into or is completing agreements to acquire $100 million of Mid-Continent, Permian Basin and Texas Gulf Coast oil and natural gas assets in four separate transactions. Through these agreements, Chesapeake anticipates acquiring an internally estimated 68 billion cubic feet of gas equivalent proved reserves (bcfe), 39 bcfe of probable and possible reserves and current production of 15 million cubic feet of natural gas equivalent production (mmcfe) per day. Pro forma for these acquisitions, Chesapeake's anticipated March 31, 2004 proved oil and natural gas reserves are expected to be approximately 3.6 trillion cubic feet of natural gas equivalent
(tcfe).

After allocating $16 million of the purchase price to unevaluated leasehold, probable and possible reserves, and other assets, Chesapeake's acquisition cost per thousand cubic feet of gas equivalent (mcfe) of proved reserves associated with these transactions will be $1.24. Including unevaluated leasehold and anticipated future drilling costs for fully developing the proved, probable and possible reserves, the company estimates that its all-in acquisition cost for the 107 bcfe of estimated reserves will be $1.39 per mcfe. The proved reserves have a reserves-to-production index of 12.5 years, are 66% oil and are 74% proved developed.

Two of the acquisitions are expected to close on April 1, 2004 and two are expected to close on May 1, 2004. All acquisitions are subject to customary closing conditions with no single closing conditioned on the closing of any other acquisition. The company intends to finance the acquisitions with proceeds from a new private issue of cumulative convertible preferred stock.


                CHESAPEAKE INCREASES 2004 PRODUCTION GUIDANCE AND
     ANNOUNCES NEW HEDGES FOR OIL AND NATURAL GAS PRODUCTION TO BE ACQUIRED


Chesapeake is today increasing its 2004 production forecast by 7.0 bcfe (2.1%) from a range of 323-329 bcfe (891 mmcfe per day at the mid-point) to a range of 330-336 (910 mmcfe per day at the mid-point). Approximately 3.8 bcfe of this 7.0 bcfe increase is attributable to today's announced acquisitions while 3.2 bcfe is attributable to better than expected recent drilling results. The company's 2004 production is expected to be 89% natural gas and 11% oil and natural gas liquids.

Last week, Chesapeake hedged the anticipated production of 1,600 barrels of oil per day and 5,000 mcf of natural gas per day expected from the new acquisitions at attractive prices for April 2004 through December 2005. The hedged prices averaged $33.11 per barrel of oil and $5.78 per mcf of natural gas. The following tables compare Chesapeake's projected 2004-2007 oil and natural gas production volumes that have been hedged as of March 23, 2004 to what had been previously hedged as of February 23, 2004:



                      HEDGED POSITIONS AS OF MARCH 23, 2004

                                OIL                          NATURAL GAS
                    ---------------------------    ----------------------------
QUARTER OR YEAR      % HEDGED        $ NYMEX         % HEDGED         $ NYMEX
---------------     -----------    ------------    ------------    ------------
2004 1Q                 91%           $28.58           98%             $5.97
2004 2Q                 90%           $29.63           72%             $4.97
2004 3Q                 74%           $29.47           54%             $4.87
2004 4Q                 67%           $29.15           43%             $5.05
---------------    ------------    ------------    ------------    ------------
2004 TOTAL              80%           $29.22           66%             $5.32
===============    ============    ============    ============    ============
2005                     9%           $31.56           27%             $5.03
2006                     -               -             10%             $4.88
2007                     -               -              8%             $4.76

                      HEDGED POSITIONS AS OF MARCH 23, 2004

                                OIL                          NATURAL GAS
                    ---------------------------    ----------------------------
QUARTER OR YEAR      % HEDGED        $ NYMEX         % HEDGED        $ NYMEX
---------------     -----------    ------------    ------------    ------------
2004 1Q                 88%           $28.58            100%           $5.97
2004 2Q                 88%           $28.86             73%           $4.97
2004 3Q                 72%           $28.75             58%           $4.89
2004 4Q                 63%           $28.46             47%           $5.08
---------------     -----------    ------------    ------------    ------------
2004 TOTAL              78%           $28.68             69%           $5.32
===============     ===========    ============    ============    ============
2005                     -               -               27%           $5.04
2006                     -               -               11%           $4.88
2007                     -               -                8%           $4.76

Depending on changes in oil and natural gas futures markets and management's view of underlying oil and natural gas supply and demand trends, Chesapeake may either increase or decrease its hedging positions at any time in the future without notice.

Chesapeake's updated 2004 forecast is attached to this release in an Outlook dated March 23, 2004 labeled Schedule "A". This Outlook has been changed from the Outlook dated February 23, 2004 (attached as Schedule "B" for investors' convenience) to reflect the increased production forecast announced today and the projected effects from changes in our hedging positions.


                               MANAGEMENT COMMENTS

Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented, "Today's announcements provide additional confirmation that Chesapeake continues to be successful in identifying opportunities to further strengthen its proved reserve base and enhance its production profile through the ongoing consolidation of high-quality oil and natural gas assets in our operating areas. Today's transactions are consistent with Chesapeake's balanced business strategy of creating value by delivering profitable organic growth from our developmental and exploratory drilling programs complemented by acquiring and developing long-lived, under-exploited oil and natural gas assets.

In addition, we have locked-in accretive returns from today's acquisitions by hedging virtually 100% of the anticipated oil and natural gas production volumes for April 2004 through December 2005 at prices well above the price decks we used to evaluate the acquired properties. In this time of strong oil and natural gas markets, we believe unusually attractive returns to Chesapeake's shareholders can be generated from focused acquisitions and by hedging the acquired production volumes. We believe our ongoing consolidation of high-quality properties, followed by opportunistic hedging, and combined with our value-added drilling programs will continue to be a winning formula for our shareholders in the years ahead."

THIS PRESS RELEASE AND THE ACCOMPANYING OUTLOOKS INCLUDE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS GIVE OUR CURRENT EXPECTATIONS OR FORECASTS OF FUTURE EVENTS. THEY INCLUDE EXPECTATIONS REGARDING CLOSING OF THE ANNOUNCED ACQUISITIONS, ESTIMATES OF OIL AND GAS RESERVES, EXPECTED OIL AND GAS PRODUCTION AND FUTURE EXPENSES,
PROJECTIONS OF FUTURE OIL AND GAS PRICES, PLANNED CAPITAL EXPENDITURES AND ESTIMATED COSTS FOR DRILLING, LEASEHOLD ACQUISITIONS AND SEISMIC DATA, AND STATEMENTS CONCERNING ANTICIPATED CASH FLOW AND LIQUIDITY, BUSINESS STRATEGY AND OTHER PLANS AND OBJECTIVES FOR FUTURE OPERATIONS. DISCLOSURES CONCERNING DERIVATIVE CONTRACTS AND THEIR ESTIMATED CONTRIBUTION TO OUR FUTURE RESULTS OF OPERATIONS ARE BASED UPON MARKET INFORMATION AS OF A SPECIFIC DATE. THESE MARKET PRICES ARE SUBJECT TO SIGNIFICANT VOLATILITY. ALTHOUGH WE BELIEVE THE EXPECTATIONS AND FORECASTS REFLECTED IN THESE AND OTHER FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CAN GIVE NO ASSURANCE THEY WILL PROVE TO HAVE BEEN CORRECT. THEY CAN BE AFFECTED BY INACCURATE ASSUMPTIONS OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED RESULTS ARE DESCRIBED UNDER "RISK FACTORS" IN ITEM 1 OF OUR 2003 ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC). THEY INCLUDE THE VOLATILITY OF OIL AND GAS PRICES; ADVERSE EFFECTS OUR SUBSTANTIAL INDEBTEDNESS COULD HAVE ON OUR OPERATIONS AND FUTURE GROWTH; OUR ABILITY TO COMPETE EFFECTIVELY AGAINST STRONG INDEPENDENT OIL AND GAS COMPANIES AND MAJORS; THE COST AND AVAILABILITY OF DRILLING AND PRODUCTION SERVICES; POSSIBLE FINANCIAL LOSSES AS A RESULT OF OUR COMMODITY PRICE AND INTEREST RATE RISK MANAGEMENT ACTIVITIES; UNCERTAINTIES INHERENT IN ESTIMATING QUANTITIES OF OIL AND GAS RESERVES, INCLUDING RESERVES WE ACQUIRE, PROJECTING FUTURE RATES OF PRODUCTION AND THE TIMING OF DEVELOPMENT EXPENDITURES; EXPOSURE TO POTENTIAL LIABILITIES OF ACQUIRED PROPERTIES; OUR ABILITY TO REPLACE RESERVES; THE AVAILABILITY OF CAPITAL; CHANGES IN INTEREST RATES; AND DRILLING AND OPERATING RISKS. WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS PRESS RELEASE, AND WE UNDERTAKE NO OBLIGATION TO UPDATE THIS INFORMATION.

THE SEC HAS GENERALLY PERMITTED OIL AND GAS COMPANIES, IN FILINGS MADE WITH THE SEC, TO DISCLOSE ONLY PROVED RESERVES THAT A COMPANY HAS DEMONSTRATED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. WE USE THE TERMS "PROBABLE" AND "POSSIBLE" RESERVES OR OTHER DESCRIPTIONS OF VOLUMES OF RESERVES POTENTIALLY RECOVERABLE THROUGH ADDITIONAL DRILLING OR RECOVERY TECHNIQUES THAT THE SEC'S GUIDELINES MAY PROHIBIT US FROM INCLUDING IN FILINGS WITH THE SEC. THESE ESTIMATES ARE BY THEIR NATURE MORE SPECULATIVE THAN ESTIMATES OF PROVED RESERVES AND ACCORDINGLY ARE SUBJECT TO SUBSTANTIALLY GREATER RISK OF BEING ACTUALLY REALIZED BY THE COMPANY.

THE ANNOUNCEMENT OF A PROPOSED OFFERING OF CONVERTIBLE PREFERRED STOCK IN THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE PREFERRED STOCK. THE PREFERRED STOCK WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE LAWS.

CHESAPEAKE ENERGY CORPORATION IS ONE OF THE FIVE LARGEST INDEPENDENT U.S. NATURAL GAS PRODUCERS. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT, PERMIAN BASIN, SOUTH TEXAS AND TEXAS GULF COAST REGIONS OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.

                                  SCHEDULE "A"

                    CHESAPEAKE'S OUTLOOK AS OF MARCH 23, 2004

QUARTER ENDING MARCH 31, 2004; YEAR ENDING DECEMBER 31, 2004. We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of March 23, 2004, we are using the following key assumptions in our projections for the first quarter of 2004 and the full-year 2004.

The primary changes from our February 23, 2004 guidance are in italicized bold and are explained as follows:

1) We have increased our full-year 2004 production forecast to reflect the four acquisitions announced today and better than expected recent drilling results.
2) We have updated the projected effects from changes in our hedging positions.
3) We have included our expectations for future NYMEX oil and gas prices to illustrate hedging effects only. They are not a forecast of our expectations for 2004 oil and natural gas prices.
4) The equivalent shares outstanding numbers did not change as a result of today's announced preferred stock offering because the conversion structure of the preferred stock is not expected to cause an immediate increase in fully diluted shares.


                                                                  Quarter Ending            Year Ending
                                                                  MARCH 31, 2004        DECEMBER 31, 2004
                                                                  --------------        -----------------
Estimated Production:
  Oil - Mbo                                                           1,450                    6,100
  Gas - Bcf                                                          69 - 70                 293 - 299
  Gas Equivalent - Bcfe                                              78 - 79                 330 - 336
  Daily gas equivalent midpoint - in  Mmcfe                            863                      910
NYMEX Prices
(for calculation of realized hedging effects only):
  Oil - $/Bo                                                         $33.58                     $28.06
  Gas - $/Mcf                                                         $5.69                      $4.99
Estimated Differentials to NYMEX Prices:
  Oil - $/Bo                                                         -$2.69                     -$2.55
  Gas - $/Mcf                                                        -$0.66                     -$0.61
Estimated Realized Hedging Effects (based on expected NYMEX prices above):
  Oil - $/Bo                                                         -$4.56                     +$0.86
  Gas - $/Mcf                                                        +$0.43                     +$0.27
Operating Costs per Mcfe of Projected Production:
  Production expense                                               $0.55 - 0.60             $0.55 - 0.60
  Production taxes (generally 7% of O&G revenues)                  $0.32 - 0.34             $0.28 - 0.32
  General and administrative (a)                                   $0.10 - 0.11             $0.10 - 0.11
  DD&A - oil and gas                                               $1.48 - 1.52             $1.50 - 1.55
  Depreciation of other assets                                     $0.07 - 0.09             $0.07 - 0.09
  Interest expense(b)                                              $0.49 - 0.53             $0.45 - 0.50
Other Income and Expense per Mcfe:
  Marketing and other income                                       $0.02 - 0.04             $0.02 - 0.04

Book Tax Rate                                                          38%                      38%
Equivalent Shares Outstanding:
  Basic                                                             240,000 m                247,000 m
  Diluted                                                           302,000 m                304,000 m

Capital Expenditures:
  Drilling, Land and Seismic                                      $175 - $200 mm           $750 - $800 mm

(a) Does not include non-cash expenses associated with the issuance of restricted stock.
(b)  Does not include gains or losses on interest rate derivatives (SFAS 133).

COMMODITY HEDGING ACTIVITIES

Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

      (i) For swap instruments, we receive a fixed price for the hedged commodity and pay a floating market price, as defined in each instrument, to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty.
     (ii) For cap-swaps, Chesapeake receives a fixed price and pays a floating market price. The fixed price received by Chesapeake includes a premium in exchange for a "cap" limiting the counterparty's exposure. In other words, there is no limit to Chesapeake's exposure but there is a limit to the downside exposure of the counterparty.
    (iii) Basis protection swaps are arrangements that guarantee a price differential of oil or gas from a specified delivery point. Chesapeake receives a payment from the counterparty if the price differential is greater than the stated terms of the contract and pays the counterparty if the price differential is less than the stated terms of the contract.

Commodity markets are volatile, and as a result, Chesapeake's hedging activity is dynamic. As market conditions warrant, the Company may elect to settle a hedging transaction prior to its scheduled maturity date and, as a result, lock in the gain or loss on the transaction.

Chesapeake enters into oil and natural gas derivative transactions in order to mitigate a portion of its exposure to adverse market changes in oil and natural gas prices. Accordingly, associated gains or loses from the derivative transactions are reflected as adjustments to oil and gas sales. All realized gains and losses from oil and natural gas derivatives are included in oil and gas sales in the month of related production. Pursuant to SFAS 133, certain derivatives do not qualify for designation as cash flow hedges. Changes in the fair value of these non-qualifying derivatives that occur prior to their maturity (i.e. because of temporary fluctuations in value) are reported currently in the consolidated statement of operations as unrealized gains (losses) within oil and gas sales.

Following provisions of SFAS 133, changes in the fair value of derivative instruments designated as cash flow hedges, to the extent effective in offsetting cash flows attributable to hedged risk, are recorded in other comprehensive income until the hedged item is recognized in earnings. Any change in fair value resulting from ineffectiveness is recognized currently in oil and natural gas sales.

The Company currently has in place the following natural gas swaps:

                                                                                            % Hedged
                                                                                -------------------------------------
                                Avg. NYMEX                       Avg. NYMEX                            Open Swap
                               Strike Price                    Price Including    Assuming Gas     Positions as a %
                 Open Swaps      of Open        Gain from        Open & Locked     Production      of Estimated Total
                  in Bcf's        Swaps        Locked Swaps        Positions       in Bcf's of:      Gas Production
                  ---------    ------------    ------------    ---------------     ------------     -----------------

2004:
1st Qtr             69.5           $5.94          $0.03              $5.97             69.5               98%
2nd Qtr             53.2           $4.97          $0.00              $4.97             74.0               72%
3rd Qtr             40.9           $4.87          $0.00              $4.87             75.0               54%
4th Qtr             32.7           $5.05          $0.00              $5.05             76.0               43%
---------------------------------------------------------------------------------------------------------------------
Total 2004         196.3           $5.31          $0.01              $5.32            294.5               66%
=====================================================================================================================

=====================================================================================================================
Total 2005          81.2           $5.03          $0.00              $5.03            305.0               27%
=====================================================================================================================

=====================================================================================================================
Total 2006          32.9           $4.88          $0.00              $4.88            315.0               10%
=====================================================================================================================

=====================================================================================================================
Total 2007          25.6           $4.76          $0.00              $4.76            325.0               8%
---------------------------------------------------------------------------------------------------------------------

=====================================================================================================================
TOTALS
---------------------------------------------------------------------------------------------------------------------
2004-2007          336.0           $5.15          $0.01              $5.16          1,239.5               27%
=====================================================================================================================

Chesapeake has also entered into the following natural gas basis protection swaps:

                                                     Assuming Gas
                      Annual                       Production in Bcf's    %
                  Volume in Bcf's    NYMEX less:           of:          Hedged
                  ---------------   ------------   -------------------  -------
2004                  157.4             0.173            290.5            54%
2005                  109.5             0.156            305.0            36%
2006                   47.5             0.155            315.0            15%
2007                   63.9             0.166            325.0            20%
2008                   64.0             0.166            335.0            19%
2009                   37.0             0.160            345.0            11%
                  ---------------    -----------   -------------------  -------
Totals                479.3          $  0.164*         1,915.5            25%
                  ===============    ===========   ===================  =======
* weighted average

The Company has entered into the following crude oil hedging arrangements:

                                                   % Hedged
                                         ---------------------------
                                         Assuming       Open Swap
                                 Avg.       Oil        Positions as
                     Open       NYMEX    Production    % of Total
                   Swaps in    Strike    in Mmbo's      Estimated
                    Mmbo's     Price       of:         Production
                   --------    ------    ----------    -----------

Q1 - 2004*          1,270      $28.58      1,390           91%

Q2 - 2004*          1,419      $29.63      1,575           90%

Q3 - 2004*          1,182      $29.47      1,590           74%

Q4 - 2004*          1,058      $29.15      1,590           67%
                   -------------------------------------------------

Total 2004*         4,929     $29.22       6,145           80%
                   =================================================

TOTAL 2005*           548     $31.56       6,360            9%
                   =================================================

*Swaps with a knockout price of $21.00, with the exception of 2,000 bopd in 2004 with a knockout price of $24.00, with an additional 1,000 bopd in Q2 2004 at $24.00, 1,000 bopd in Q3 and Q4 2004 with a knockout price of $23.00, 2,000 bopd for 1/04 and 3-8/04 at a knockout price of $22.00, 3,000 bopd in 2/04 at a knockout price of $22.00 and 1,500 bopd from 4/04 through 12/05 at a knockout price of $26.00.

                                  SCHEDULE "B"

              CHESAPEAKE'S PREVIOUS OUTLOOK AS OF FEBRUARY 23, 2004
                          (PROVIDED FOR REFERENCE ONLY)

                 NOW SUPERSEDED BY OUTLOOK AS OF MARCH 23, 2004

QUARTER ENDING MARCH 31, 2004; YEAR ENDING DECEMBER 31, 2004. We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of February 23, 2004, we are using the following key assumptions in our projections for the first quarter of 2004 and the full-year 2004.


                                                                  Quarter Ending            Year Ending
                                                                  March 31, 2004        December 31, 2004
Estimated Production:

  Oil - Mbo                                                           1,450                    5,800
  Gas - Bcf                                                          69 - 70                 288 - 294
  Gas Equivalent - Bcfe                                              78 - 79                 323 - 329
  Daily gas equivalent midpoint - in  Mmcfe                            863                      890
NYMEX Prices (for calculation of realized hedging effects only):
  Oil - $/Bo                                                         $28.08                     $25.77
  Gas - $/Mcf                                                         $5.47                      $4.74
Estimated Differentials to NYMEX Prices:
  Oil - $/Bo                                                         -$2.50                     -$2.50
  Gas - $/Mcf                                                        -$0.60                     -$0.60
Estimated Realized Hedging Effects (based on expected NYMEX prices above):
  Oil - $/Bo                                                         +$0.50                     +$2.23
  Gas - $/Mcf                                                        +$0.66                     +$0.44
Operating Costs per Mcfe of Projected Production:
  Production expense                                               $0.55 - 0.60             $0.55 - 0.60
  Production taxes (generally 7% of O&G revenues)                  $0.32 - 0.34             $0.28 - 0.32
  General and administrative                                       $0.10 - 0.11             $0.10 - 0.11
  DD&A - oil and gas                                               $1.48 - 1.52             $1.50 - 1.55
  Depreciation of other assets                                     $0.07 - 0.09             $0.07 - 0.09
  Interest expense(a)                                              $0.49 - 0.53             $0.45 - 0.50
Other Income and Expense per Mcfe:
  Marketing and other income                                       $0.02 - 0.04             $0.02 - 0.04

Book Tax Rate                                                          38%                      38%
Equivalent Shares Outstanding:
  Basic                                                             240,000 m                247,000 m
  Diluted                                                           302,000 m                304,000 m

Capital Expenditures:
  Drilling, Land and Seismic                                      $175 - $200 mm            $750-800 mm



(a) Does not include gains or losses on interest rate derivatives (SFAS 133)

COMMODITY HEDGING ACTIVITIES

Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

     (i) For swap instruments, we receive a fixed price for the hedged commodity and pay a floating market price, as defined in each instrument, to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty.
    (ii) For cap-swaps, Chesapeake receives a fixed price and pays a floating market price. The fixed price received by Chesapeake includes a premium in exchange for a "cap" limiting the counterparty's exposure. In other words, there is no limit to Chesapeake's exposure but there is a limit to the downside exposure of the counterparty.
   (iii) Basis protection swaps are arrangements that guarantee a price differential of oil or gas from a specified delivery point. Chesapeake receives a payment from the counterparty if the price differential is greater than the stated terms of the contract and pays the counterparty if the price differential is less than the stated terms of the contract.

Commodity markets are volatile, and as a result, Chesapeake's hedging activity is dynamic. As market conditions warrant, the Company may elect to settle a hedging transaction prior to its scheduled maturity date and, as a result, lock in the gain or loss on the transaction.

Chesapeake enters into oil and natural gas derivative transactions in order to mitigate a portion of its exposure to adverse market changes in oil and natural gas prices. Accordingly, associated gains or loses from the derivative transactions are reflected as adjustments to oil and gas sales. All realized gains and losses from oil and natural gas derivatives are included in oil and gas sales in the month of related production. Pursuant to SFAS 133, certain derivatives do not qualify for designation as cash flow hedges. Changes in the fair value of these non-qualifying derivatives that occur prior to their maturity (i.e. because of temporary fluctuations in value) are reported currently in the consolidated statement of operations as unrealized gains (losses) within oil and gas sales.

Following provisions of SFAS 133, changes in the fair value of derivative instruments designated as cash flow hedges, to the extent effective in offsetting cash flows attributable to hedged risk, are recorded in other comprehensive income until the hedged item is recognized in earnings. Any change in fair value resulting from ineffectiveness is recognized currently in oil and natural gas sales.

The Company currently has in place the following natural gas swaps:

                                                                                              % Hedged
                                                                                -------------------------------------
                                Avg. NYMEX                       Avg. NYMEX                            Open Swap
                               Strike Price                    Price Including    Assuming Gas     Positions as a %
                 Open Swaps      of Open        Gain from        Open & Locked     Production      of Estimated Total
                  in Bcf's        Swaps        Locked Swaps        Positions       in Bcf's of:      Gas Production
                  ---------    ------------    ------------    ---------------     ------------     -----------------
2004:
1st Qtr              69.5         $5.94            $0.03             $5.97             69.5               100%
2nd Qtr              52.8         $4.97            $0.00             $4.97             72.0                73%
3rd Qtr              43.2         $4.89            $0.00             $4.89             74.0                58%
4th Qtr              35.0         $5.08            $0.00             $5.08             75.0                47%
---------------------------------------------------------------------------------------------------------------------
Total 2004          200.5         $5.31            $0.01             $5.32            290.5                69%
=====================================================================================================================

=====================================================================================================================
Total 2005           82.1         $5.04            $0.00             $5.04            300.0                27%
======================================================================================================================

=====================================================================================================================
Total 2006           32.9         $4.88            $0.00             $4.88            310.0                11%
=====================================================================================================================

=====================================================================================================================
Total 2007           25.6         $4.76            $0.00             $4.76            320.0                 8%
---------------------------------------------------------------------------------------------------------------------

=====================================================================================================================
TOTALS
---------------------------------------------------------------------------------------------------------------------
2004-2007           341.1         $5.16            $0.01             $5.17          1,220.5                28%
=====================================================================================================================

                               NOW SUPERSEDED BY OUTLOOK AS OF MARCH 23, 2004

Chesapeake has also entered into the following natural gas basis protection swaps:

                                                        Assuming Gas
                      Annual                        Production in Bcf's     %
                  Volume in Bcf's    NYMEX less:           of:           Hedged
                  ---------------   ------------    ------------------- -------
2004                   157.4           0.173              290.5            54%
2005                   109.5           0.156              300.0            37%
2006                    47.5           0.155              310.0            15%
2007                    63.9           0.166              320.0            20%
2008                    64.0           0.166              330.0            19%
2009                    37.0           0.160              340.0            11%
                  ---------------   ------------    ------------------- -------
Totals                 479.3        $  0.164*           1,890.5            25%
                  ===============   ============    =================== =======
* weighted average


The Company has entered into the following crude oil hedging arrangements:


                                                 % Hedged
                                        ---------------------------
                                         Assuming       Open Swap
                                 Avg.       Oil        Positions as
                     Open       NYMEX    Production    % of Total
                   Swaps in    Strike    in Mmbo's      Estimated
                    Mmbo's     Price       of:         Production
                   --------    ------    ----------    ------------

Q1 - 2004*          1,270     $28.58       1,450          88%

Q2 - 2004*          1,282     $28.86       1,450          88%

Q3 - 2004*          1,044     $28.75       1,450          72%

Q4 - 2004*            920     $28.46       1,450          63%
                   ------------------------------------------------

Total 2004          4,516     $28.68       5,800          78%
                   ================================================

*Swaps with a knockout price of $21.00, with the exception of 2,000 bopd in 2004 with a knockout price of $24.00, with an additional 1,000 bopd in Q2 2004 at $24, 1,000 bopd in Q3 and Q4 2004 with a knockout price of $23.00, 2,000 bopd for 1/04 and 3-8/04 at a knockout price of $22.00, and 3,000 bopd in 2/04 at a knockout price of $22.00.






                 NOW SUPERSEDED BY OUTLOOK AS OF MARCH 23, 2004